      As filed with the Securities and Exchange Commission on February 19, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               RESOUND CORPORATION
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

        CALIFORNIA                                        77-0019588
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)
                         ------------------------------

                                220 SAGINAW DRIVE
                                 SEAPORT CENTRE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 780-7800
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------
                                 1997 STOCK PLAN
                            (Full title of the plan)
                         ------------------------------

                                 RUSSELL D. HAYS
                      President and Chief Executive Officer
                               ReSound Corporation
                                220 Saginaw Drive
                                 Seaport Centre
                         Redwood City, California 94063
                                 (650) 780-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:
                                 ELIAS J. BLAWIE
                                 LAURA A. GORDON
                                VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)
================================================================================

--------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                     Proposed         Proposed
                                                Maximum Amount        Maximum          Maximum           Amount of
                                                     to be        Offering Price      Aggregate         Registration
    Title of Securities to be Registered         Registered(1)       Per Share      Offering Price          Fee
---------------------------------------------- ------------------ ---------------- ------------------ --------------

1997 STOCK PLAN
   Common Stock,
   $0.01 par value..........................     650,000 Shares      $ 5.219(2)     $ 3,392,350.00       $ 1,000.74



----------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options and stock purchase rights is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 4, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed pursuant to Section 13 of the Exchange Act.

         (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 7, 1994 pursuant to Section 12 of the Exchange Act. Also Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on March 3, 1993 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

                     Exhibit
                     Number
                     ------
                     4.1         1997 Stock Plan
                     5.1         Opinion of Venture Law Group, A Professional
                                 Corporation
                     23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)
                     23.2        Consent of Ernst & Young LLP, Independent
                                 Auditors
                     24.1        Power of Attorney (see p. 6)

Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, ReSound Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on February 18, 1998.

                                 ReSound Corporation


                                 By: /s/ Russell D. Hays
                                    -------------------------------------------
                                    Russell D. Hays
                                    President, Chief Executive Officer and
                                    Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell D. Hays and Arthur Taylor, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                   Date
           ---------                                    -----                                   ----

/s/Russell D. Hays                       President, Chief Executive Officer and          February 18, 1998
------------------------------------      Director (Principal Executive Officer)
Russell D. Hays


/s/Arthur Taylor                         Vice President, Chief Financial Officer         February 18, 1998
------------------------------------      (Principal Financial and Accounting
Arthur Taylor                              Officer)


/s/Richard L. Goode                      Director                                        February 18, 1998
------------------------------------
Richard L. Goode


/s/Donald M. Kendall                     Director                                        February 18, 1998
------------------------------------
Donald M. Kendall


/s/Eugene Kleiner                        Director                                        February 18, 1998
------------------------------------
Eugene Kleiner


/s/Rodney Perkins, M.D.                  Director                                        February 18, 1998
------------------------------------
Rodney Perkins, M.D.


/s/ Peter Riepenhausen
------------------------------------     Director                                        February 18, 1998
Peter Riepenhausen


/s/Philip S. Schlein                     Director                                        February 18, 1998
------------------------------------
Philip S. Schlein


/s/Robert C. Wilson                      Director                                        February 18, 1998
------------------------------------
Robert C. Wilson

                                INDEX TO EXHIBITS

  Exhibit
  Number
  ------
    4.1      1997 Stock Plan

    5.1      Opinion of Venture Law Group, A Professional Corporation

   23.1      Consent of Venture Law Group, A Professional Corporation
             (included in Exhibit 5.1)

   23.2      Consent of Ernst & Young LLP, Independent Auditors

   24.1      Power of Attorney (see p. 6)